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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant
                         ------------------------------

The following are subsidiaries of ML & Co. as of February 25, 2000 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities

Exchange Act of 1934.

Name                                                            State or Jurisdiction of Entity
----                                                            -------------------------------
Merrill Lynch & Co., Inc.                                                         Delaware
     Merrill Lynch, Pierce, Fenner & Smith Incorporated/1/                        Delaware
          Broadcort Capital Corp.                                                 Delaware
          Merrill Lynch Life Agency Inc./2/                                       Washington
          Merrill Lynch Professional Clearing Corp./3/                            Delaware
     Merrill Lynch Bank & Trust Co.                                               New Jersey
     Merrill Lynch Capital Services, Inc.                                         Delaware
     Merrill Lynch Government Securities, Inc.                                    Delaware
          Merrill Lynch Money Markets Inc.                                        Delaware
     Merrill Lynch Group, Inc.                                                    Delaware
          Merrill Lynch & Co., Canada Ltd.                                        Ontario
               Merrill Lynch Canada Inc.                                          Canada
          Mercury Asset Management Group Ltd/4/                                   England
               Mercury Asset Management Holdings Ltd                              England
          Merrill Lynch Asset Management, L.P./5/                                 Delaware
          Merrill Lynch Capital Partners, Inc.                                    Delaware
          Merrill Lynch Futures Inc.                                              Delaware
          Merrill Lynch Insurance Group, Inc.                                     Delaware
               Merrill Lynch Life Insurance Company                               Arkansas
               ML Life Insurance Company of New York                              New York
          Merrill Lynch International Finance Corporation                         New York
               Merrill Lynch International Bank Limited                           England
                    Merrill Lynch Bank (Suisse) S.A.                              Switzerland
               Merrill Lynch Group Holdings Limited                               Ireland
                    Merrill Lynch Capital Markets Bank Limited                    Ireland
          Merrill Lynch Mortgage Capital Inc.                                     Delaware
          Merrill Lynch Bank USA                                                  Utah
          Merrill Lynch Trust Company/6/                                          New Jersey
               Merrill Lynch Business Financial Services Inc.                     Delaware
               Merrill Lynch Credit Corporation                                   Delaware
          Merrill Lynch Investment Partners Inc.                                  Delaware

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/1/ MLPF&S also conducts business as "Merrill Lynch & Co."
/2/ Similarly named affiliates and subsidiaries that engage in the sale of life insurance and annuity products are incorporated in various other jurisdictions.
/3/ The preferred stock of the corporation is owned by an unaffiliated group of investors.
/4/ Held through several intermediate holding companies.
/5/ Merrill Lynch Asset Management, L.P. is a limited partnership whose general partner is Princeton Services, Inc. and whose limited partner is ML & Co. /6/ Similarly named affiliates and subsidiaries that provide trust and custodial services are incorporated in various other jurisdictions.
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
Name                                                            State or Jurisdiction of Entity
----                                                            -------------------------------

          MLDP Holdings, Inc./7/                                                Delaware
               Merrill Lynch Derivative Products AG                             Switzerland
          ML IBK Positions, Inc.                                                Delaware
               Merrill Lynch Capital Corporation                                Delaware
          ML Leasing Equipment Corp./8/                                         Delaware
     Merrill Lynch International Incorporated                                   Delaware
          Merrill Lynch (Australasia) Pty Limited                               New South Wales
               Merrill Lynch International (Australia) Limited/9/               New South Wales
          Merrill Lynch International Bank                                      United States
          Merrill Lynch International Holdings Inc.                             Delaware
               Merrill Lynch Bank and Trust Company (Cayman) Limited            Cayman Islands,
                                                                                British West Indies
               Merrill Lynch Capital Markets AG                                 Switzerland
               Merrill Lynch Europe PLC                                         England
                    Merrill Lynch Europe Holdings Limited                       England
                         Merrill Lynch International/10/                        England
                    Merrill Lynch, Pierce, Fenner & Smith
                    (Brokers & Dealers) Limited                                 England
               Merrill Lynch Europe Ltd.                                        Cayman Islands,
                                                                                British West Indies
               Merrill Lynch France                                             France
                    Merrill Lynch Capital Markets (France) S.A.                 France
               Merrill Lynch (Asia Pacific) Limited                             Hong Kong
                    Merrill Lynch Far East Limited                              Hong Kong
          Merrill Lynch Japan Incorporated                                        Cayman Islands,
                                                                                British West Indies

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/7/  Merrill Lynch Group, Inc. owns 100% of this corporation's outstanding common voting stock. 100% of the outstanding preferred voting stock is held by outside parties.
/8/ This corporation has more than 45 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.
/9/  Held through an intermediate subsidiary.

/10/ Partially owned by another indirect subsidiary of ML & Co.